Exhibit 99.1

NEWS	CONTACT: Murray H. Gross, President & CEO

U.S. Home Systems, Inc.
214.488.6300 mgross@ushomesystems.com

Terri MacInnis, Dir. of Investor Relations
Bibicoff & Associates, Inc.
818.379.8500 terrimac@pacbell.net

U.S. HOME SYSTEMS COMPLETES THE REORGANIZATION

OF ITS USA DECK OPERATIONS

DALLAS, TX., DECEMBER 29, 2005 — U.S. Home Systems, Inc. (NasdaqNMS: USHS) today announced that effective December 31, 2005 the Company’s USA Deck subsidiary will be merged into its U.S. Remodelers, Inc. subsidiary. As a result of the merger, the corporate existence of USA Deck shall cease and U.S. Remodelers will continue as the surviving corporation. U.S. Remodelers will continue the business operations of USA Deck and will assume all liabilities, obligations and agreements of USA Deck. The administrative functions of USA Deck will be consolidated with U.S. Remodelers’ operations.

U.S. Remodelers will continue to operate the wood deck manufacturing facilities currently operated by USA Deck in Woodbridge, Virginia and will continue to market wood deck products and accessories to the Home Depot customers in designated markets. Certain key management and employees of USA Deck will continue employment with U.S. Remodelers.

“The consolidation of our USA Deck business with U.S. Remodelers represents the conclusion of the reorganization of our deck operations which we began in October 2004,” said Murray H. Gross, President and Chief Executive Officer of USHS. “We will recognize some economies of scale and will more efficiently control and balance our operating expenses as a result of this consolidation.”

Gross continued, “In 2005, we took a number of actions to return our deck operations to profitability. During the second quarter, we implemented a complete restructuring of our deck operations and consolidated deck manufacturing into our Woodbridge, Virginia facility. We ceased manufacturing wood decks in our Glen Mills, Westborough and Bridgeport facilities and we transitioned these facilities into sales, installation and warehouse centers to continue to service our customers in these markets. During the third quarter 2005, we increased our installation staffing by supplementing our deck installation workforce with subcontractor installers. These actions have resulted in reduced deck manufacturing operating expenses and increased our deck installation capacity.”

Gross concluded, “We continue to seek opportunities to expand our deck operations through our strategic alliance with The Home Depot. We believe that the consolidation of our deck operations with our U.S. Remodelers subsidiary will have a favorable impact on our 2006 financial performance.”

-Continued-

Exhibit 99.1 – Page 1

Exhibit 99.1

USHS COMPLETES REORGANIZATION OF USA DECK OPERATIONS	PAGE TWO

About U.S. Home Systems, Inc.

U.S. Home Systems, Inc. (www.ushomesystems.com) manufactures or procures, designs, sells and installs custom quality specialty home improvement products and provides financing services to customers of residential contractors throughout the United States. The Company’s home improvement products are marketed directly to consumers through a variety of media sources under nationally recognized brands, including The Home Depot® Kitchen and Bathroom Refacing, The Home Depot Installed Decks and Century 21 Home Improvement, and under our Facelifters brand. The Company’s product lines include replacement kitchen cabinetry, kitchen cabinet refacing and countertop products utilized in kitchen remodeling, bathroom refacing and related products utilized in bathroom remodeling, wood decks and related accessories, replacement windows and patio doors. The Company manufactures its own cabinet refacing products, bathroom cabinetry and wood decks. The Company’s consumer financing business purchases retail installment obligations from residential remodeling contractors throughout the United States, including contracts originated by our own home improvement operations.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on a number of assumptions, including expectations for continued market growth and anticipated revenue levels. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. The Company’s ability to continue to grow sales and to expand geographically and through new products and acquisitions will be key to its success in the future. If the industry’s or the Company’s performance differs materially from these assumptions or estimates, U.S. Home Systems’ actual results could vary significantly from the estimated performance reflected in any forward-looking statements.

12/29/05	# # #

Exhibit 99.1 – Page 2